Exhibit (a)(vii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K





                           FEDERATED INSURANCE SERIES
                                 Amendment No. 8
                                     to the
                              DECLARATION OF TRUST
                   Amended and Restated as of December 7, 1993


         THIS Declaration of Trust is amended as follows:

     A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

                  "Section 5.  Establishment and Designation of Series or Class.

                      Without limiting the authority of the Trustees set forth
                  in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                    Federated American Leaders Fund II Federated Equity Income Fund II Federated Fund for U.S. Government Securities II Federated Growth Strategies Fund II Federated High Income Bond Fund II Federated International Equity Fund II Federated Prime Money Fund II Federated Quality Bond Fund II Federated Utility Fund II"

         The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by unanimous consent on the 28th day of January, 1999.

         WITNESS the due execution hereof this 16th day of February, 1999.



John F. Donahue                                      Lawrence D. Ellis, M.D.


Thomas G. Bigley                                     Edward L. Flaherty, Jr.


John T. Conroy, Jr.                                  Peter E. Madden


Nicholas P. Constantakis                             John E. Murray, Jr.


William J. Copeland                                  Wesley W. Posvar


J. Christopher Donahue                               Marjorie P. Smuts


James E. Dowd                                        John S. Walsh